Exhibit 10.1 to Clean Coal Technologies Form 8-K filed June 12, 2012

JOINT VENTURE AGREEMENT

GOOD COAL PTE. LTD.

(incorporated in Singapore)

(A Joint Venture between Clean Coal Technologies, Inc, and AGPL Investments Pte. Ltd.)

TABLE OF CONTENTS

OF THE

JOINT VENTURE AGREEMENT

IN RESPECT OF

GOOD COAL PTE. LTD.

A Private Company Limited by Shares

Incorporated in the Republic of Singapore

PAGE

ARTICLE 1 FORMATION

SECTION 1.1

FORMATION; GENERAL TERMS; EFFECTIVE DATE

SECTION 1.2

DESIGNATED OFFICE

SECTION 1.3

PURPOSE

SECTION 1.4

REGISTERED OFFICE

SECTION 1.5

AT-WILL COMPANY

SECTION 1.6

TAX CLASSIFICATION

SECTION 1.7

TITLE TO ASSETS; SEPARATE BOOKS AND RECORDS; TRANSACTIONS; USE OF NAME

ARTICLE 2 CAPITAL CONTRIBUTIONS

SECTION 2.1

CAPITAL CONTRIBUTIONS; LOANS

SECTION 2.2

MEMBER LOANS

SECTION 2.3

ISSUANCE OF ADDITIONAL INTERESTS.

SECTION 2.4

CLASS OF SHARES

ARTICLE 3 DISTRIBUTIONS

SECTION 3.1

TAX DISTRIBUTIONS

SECTION 3.2

CASH DISTRIBUTIONS

SECTION 3.3

TAX WITHHOLDING

SECTION 3.4

DISTRIBUTIONS SUBJECT TO SET-OFF

ARTICLE 4 CONFIDENTIALITY

SECTION 4.1

CONFIDENTIALITY

ARTICLE 5 MEMBERS

SECTION 5.1

LIABILITY OF MEMBERS

SECTION 5.2

NO AGENCY AUTHORITY

SECTION 5.3

RIGHT TO INSPECT BOOKS AND RECORDS

SECTION 5.4

NON-COMPETITION AND OPPORTUNITIES

SECTION 5.5

REPRESENTATIONS AND WARRANTIES OF MEMBERS

SECTION 5.6

INDEMNIFICATION FOR BREACH

SECTION 5.7

NO REQUIRED MEETINGS

SECTION 5.8

MEETINGS OF THE MEMBERS

SECTION 5.9

WRITTEN CONSENT TO ACTION IN LIEU OF ACTUAL MEETINGS

ARTICLE 6 BOARD OF DIRECTORS

SECTION 6.1

BOARD OF DIRECTORS.

SECTION 6.2

BOARD MEETINGS

ARTICLE 7 DEADLOCK

ARTICLE 8 TRANSFER OF INTERESTS

SECTION 8.1

IN GENERAL

SECTION 8.2

OPTIONAL PURCHASES OF INTERESTS

SECTION 8.3

 CLOSING OF PURCHASE OF INTEREST; PAYMENT OF PURCHASE PRICE

ARTICLE 9 RIGHTS OF MEMBERS

SECTION 9.1

RIGHTS

SECTION 9.2

CESSATION

14

SECTION 9.3

DECEASED MEMBERS

ARTICLE 10 DISSOLUTION WINDING UP AND LIQUIDATING DISTRIBUTIONS

SECTION 10.1

DISSOLUTION EVENTS

SECTION 10.2

WINDING UP

SECTION 10.3

LIQUIDATING DISTRIBUTIONS

ARTICLE 11 BOOKS AND RECORDS; TAX MATTERS

SECTION 11.1

BOOKS AND RECORDS

SECTION 11.2

BANK AND FINANCIAL ACCOUNTS

SECTION 11.3

TAXABLE YEAR; ACCOUNTING METHODS; ANNUAL FINANCIAL STATEMENTS

SECTION 11.4

TAX RETURNS AND INFORMATION

SECTION 11.5

PROFITS INTEREST SAFE HARBOR

ARTICLE 12 MISCELLANEOUS

SECTION 12.1

NOTICES

SECTION 12.2

BINDING EFFECT

SECTION 12.3

CONSTRUCTION

SECTION 12.4

ENTIRE AGREEMENT; NO ORAL JOINT VENTURE AGREEMENTS; AMENDMENTS TO THE JOINT VENTURE AGREEMENT

SECTION 12.5

CREDITORS

SECTION 12.6

ARBITRATION

SECTION 12.7

HEADINGS

SECTION 12.8

SEVERABILITY

SECTION 12.9

ADDITIONAL DOCUMENTS

SECTION 12.10

VARIATION OF PRONOUNS

SECTION 12.11

GOVERNING LAW; CONSENT TO JURISDICTION

SECTION 12.12

WAIVER OF ACTION FOR PARTITION

SECTION 12.13

COUNTERPART EXECUTION; FACSIMILE EXECUTION

SECTION 12.14

COMPANY PROPERTY

SECTION 12.15

TIME OF THE ESSENCE

SECTION 12.16

WAIVERS

SECTION 12.17

RIGHTS AND REMEDIES CUMULATIVE

SECTION 12.18 DISCLOSURE

SECTION 12.19 EXHIBITS

SECTION 12.20 EXCLUSION OF THIRD PARTY RIGHTS

EXECUTION PAGE TO THE JOINT VENTURE AGREMEENT

EXHIBITS:

EXHIBITA

INFORMATION EXHIBIT

EXHIBIT B

GLOSSARY OF TERMS

EXHIBIT C

APPRAISAL EXHIBIT

EXHIBIT D

TECHNOLOGY LICENSE AGREEMENT

JOINT VENTURE AGREEMENT

IN RESPECT OF

GOOD COAL PTE. LTD.

A Private Company Limited by Shares

Incorporated in the Republic of Singapore

THIS JOINT VENTURE AGREEMENT of Good Coal Pte. Ltd. (hereinafter “NEWCO” or the “Company”) is made and entered into by and among Clean Coal Technologies, Inc. (“CCTI”) and AGPL Investments Pte. Ltd. (“AGPL”) herein the Persons and/or entities whose names and addresses are listed on the Information Exhibit annexed as Exhibit B to this Agreement.  Unless otherwise indicated, capitalized words and phrases in this Agreement shall have the meanings set forth in the Glossary of Terms attached as Exhibit C hereto.

ARTICLE 1
FORMATION

SECTION 1.1

Formation; General Terms; Effective Date.  The Company was incorporated on 3 May 2012.  The rights and obligations of the Members and the terms and conditions of the Company shall be governed by this Agreement, including all the Exhibits to this Agreement.  Unless otherwise required by law, if any of the Exhibits is inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, and parties shall take reasonable steps to make the necessary amendments to the relevant Exhibits to render them consistent with this Agreement.  The parties undertake to take all necessary steps within 30 days from the Effective Date (as defined hereafter) to amend the memorandum and articles of association of the Company so that it is consistent with the provisions of this Agreement.  This Agreement shall be effective as of the date of execution by the parties (if different then the latest date) (the “Effective Date”).

SECTION 1.2

Designated Office.  The initial designated office of the Company shall be 7500A Beach Road, #11-303, The Plaza, Singapore 199591.

SECTION 1.3

Purpose.  The purposes of the Company shall be (i) to establish one or more pilot and/or commercial plants in the State of Oklahoma, USA and/or any other place as the Directors may decide and to run, operate and manage a coal technology marketing business in the ASEAN region (comprising Indonesia, Malaysia, the Philippines, Thailand, Vietnam, Cambodia, Laos, Brunei Darussalam, Myanmar and Singapore); (ii) to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of all plants and/or companies running, operating and managing the coal technology marketing business in the ASEAN region as may be necessary, appropriate or convenient to accomplish the activities described in clause (i) above; (iii) to incur indebtedness or obligations in furtherance of the activities described in clauses (i) and (ii); to implement the business plans(s) as defined by the terms of the Technology License Agreement executed between the Company and CCTI; attached hereto as Exhibit D and (iv) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement.

SECTION 1.4

Registered Office.  The Company’s initial registered office shall be 7500A Beach Road, #11-303, The Plaza, Singapore 199591.

SECTION 1.5

At-Will Company.  The Company shall continue in existence until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement.

SECTION 1.6

Tax Classification.  The parties acknowledge that the Company shall be taxed as a corporation under Singapore law.

SECTION 1.7

Title to Assets; Separate Books and Records; Transactions; Use of Name.  The Company shall keep title to all of its assets in its own name and not in the name of any Member.  The Company shall maintain its books and accounts separately from those of any Member and ensure that there is no commingling of the Company’s assets with those of any Member.  If a Member borrows money or other assets from the Company or lends money or other assets to the Company, such loans shall be on the basis of reasonable documentation and arm’s-length terms subject to the approval of the Members as provided herein.  The Company shall enter into and engage in all transactions in its own name and not in the name of its Members.  The Members shall ensure that the full name of the Company including the abbreviation “Pte. Ltd.” appears in all Company stationery, checks, business cards, invoices, advertisements and other media containing the name of the Company and likely to be read or heard by third parties.

ARTICLE 2
CAPITAL CONTRIBUTIONS

SECTION 2.1

Capital Contributions; Loans.  The Members named in Exhibit B have agreed to make their respective Capital Contributions to the Company, as set out in column (2) against their names in Exhibit B.  No additional equity capital contributions are anticipated.  However, Members may be required to participate in such future capital calls as may be authorized by the Company as provided for herein on a pro rata basis in accordance with their respective percentage of membership interest in the Company.  In the event that a capital call is approved, the Members shall, subject to applicable law, be issued new Shares in exchange for capital contributions as determined by the Directors in respect of each Member's actual contribution towards its pro rata capital call obligation.   If a Member fails to meet its pro rata capital call obligation, the Shares in respect of that portion of the capital call obligation which is unpaid shall be liable to be forfeited at the discretion of the Directors.    Every Share so forfeited shall thereupon become the property of the Company and may be sold or re-alloted or otherwise disposed of to any other Member upon such terms and in such manner as the Directors shall think fit.  Following the close of the capital call, the Directors shall issue a memorandum to the membership reflecting the newly adjusted percentage of membership interests.

SECTION 2.2

Member Loans.  The Members may be permitted to make loans to the Company if and to the extent they so desire, and if the Directors determine that such loans are necessary or appropriate in connection with the conduct of the Company’s business (including without limitation, expansion or diversification).  Such loans shall be made on terms and conditions to be approved by the Directors, who shall consider the availability of comparable third party loans to the Company and, if applicable, the terms and conditions on which such third party loans may be made available to the Company.  The outstanding balance of any Member loans, together with accrued interest thereon, shall have priority of repayment upon dissolution prior to the return of capital and/or any other distributions to Members.

SECTION 2.3

Issuance of Additional Interests. Subject to applicable law and upon the prior written consent of all of the Members, the Company may issue (i) additional Interests (including other classes or series thereof having different rights, powers and duties, including rights, powers and duties senior to those of the Members), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Interests and (iii) warrants, options or other rights to purchase or otherwise acquire Interests to such Persons, including Members, in exchange for such Capital Contributions and pursuant to such other terms and conditions as  consented to by all of the Members provided that the Company shall not issue Interests to any Person unless such Person shall have executed a counterpart to this Agreement.  The issuance of additional Interests in the Company (including other classes or series thereof having different rights) shall dilute the Percentage Interests of each of the Members in proportion to their then existing membership Interest (regardless of class or other classification) held by such Members at the time of issuance.  However, the Directors and the Members will recognize the pre-emptive right of any Member to subscribe for additional Interests in order to prevent dilution of its own membership Interest.  The parties may amend this Agreement to reflect the issuance of the Interests.

SECTION 2.4

Class of Shares.  Unless otherwise determined by the Company in general meeting, there shall be one class of Shares which shall be ordinary shares, each carrying one voting right.  The relative rights, privileges, preferences and obligations with respect to each Share shall be determined under the Articles and the Act.

ARTICLE 3
DISTRIBUTIONS

SECTION 3.1

Tax Distributions.  As permitted by applicable law and subject to any applicable restrictions in loan documents with the Company’s creditors, the Company shall use its best efforts to distribute to each Member within one hundred and eight (180) days after the end of each Fiscal Year such part of its distributable profits as shall represent in cash an amount sufficient to enable each Member to discharge any foreign and local tax liability for such taxable year (excluding penalties) arising as a result of its ownership of a Share, determined by assuming the applicability to each Share of the highest combined effective marginal Federal, state and local income tax rates for any individual actually obligated to report on any tax returns income derived from the Company.  To the extent distributions otherwise payable to a Member pursuant to Section 3.2(b) are insufficient to cover such tax liabilities, the Company shall make cash distributions in amounts, that when added to the cash distributions otherwise payable pursuant to Section 3.2(b), shall equal such tax liability.  The amount of such tax liability shall be calculated taking into account (i) the deductibility (to the extent allowed) of foreign and local income taxes, (ii) the amount of net cumulative tax loss previously allocated to such Member (and such Member's predecessor's) in prior Fiscal Years and not used in prior Fiscal Years to reduce taxable income for the purpose of making distributions under this Section 3.1 (based on the assumption that taxable income or taxable loss from the Company is each Member's only taxable income or tax loss), and (iii) the character of the income allocated to such Member.  Distributions pursuant to this Section 3.1 shall be treated as distributions to the Members pursuant to Section 3.2(b).  Any distributions pursuant to this Section 3.1 are subject to the reasonably required needs of the Company, as determined by the Directors, to maintain sufficient funds for working capital and other business purposes so as not to impair the ability of the Company to continue its business operations.

SECTION 3.2

Cash Distributions.  Prior to the dissolution of the Company, and after distributions required by law and by Section 3.1, the Company shall distribute cash in such amounts and at such intervals as determined by a Supermajority in Interest of the Members, to the Members in the following order or priority:

(a)

First, to any Member or creditor with an established priority as per Agreement, contract, Resolution, or any other instrument, including Interim Loans, establishing valid preference that has been approved by the Company with proper consent of the Members.

(b)

Second, to all Members to be divided among them in accordance with their Percentage Interests.

SECTION 3.1

Tax Withholding.  If any foreign or local tax authority requires the Company to withhold taxes or other amounts with respect to any Member’s allocable share of profits, taxable income or any portion thereof, or with respect to distributions, the Company shall withhold from distributions or other amounts then due to such Member an amount necessary to satisfy the withholding responsibility.  In such a case, the Member for whom the Company has paid the withholding tax shall be deemed to have received the withheld distribution or other amount due and to have paid the withholding tax directly.  Consequently, distributions to be made to a Member pursuant to Section 3.1 or Section 3.2 will be reduced by any withholding made pursuant to this Section 3.3.

SECTION 3.2

If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within ten (10) days after notice by the Company.  If a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at the Default Rate, and the Company shall apply all distributions (interim or liquidating) or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

SECTION 3.3

Distributions Subject to Set-Off.  Except as otherwise provided in this Agreement, all distributions (interim or liquidating) are subject to set-off by the Company for any past-due obligation of a Member to the Company.

ARTICLE 4

CONFIDENTIALITY

SECTION 4.1

Confidentiality.  Each Member hereby warrants, covenants and agrees that it will not furnish, divulge, communicate, use to the detriment of the Company and/or the other Members or use for the business of any other Person, any confidential information belonging to the Company and/or any of the other Members, including but not limited to intellectual property, know-how, licenses, trade secrets, pricing information, data, sales methods, names of customers, customer lists, names of Members, or the partners, shareholders, members or other principals of any Member, future plans, accounting, marketing, financial data or contract information.  Each Member agrees to return all documents which contain any confidential information and all copies of such documents upon request by the Company or other Member (as the case may be).

ARTICLE 5
MEMBERS

SECTION 5.1

Liability of Members.  No Member shall be liable for any debts or losses of capital or profits of the Company beyond its paid-up Capital Contribution, with the exception of any bank or third-party indebtedness for which full and/or limited personal guarantees were required as provided for herein.

SECTION 5.2

No Agency Authority.  Except as expressly provided in this Agreement, no Member (by sole virtue of such Person’s capacity as a Member) has the actual or apparent authority to cause the Company to become bound to any contract, agreement or obligation, and no Member shall take any action purporting to be on behalf of the Company.

SECTION 5.3

Right to Inspect Books and Records.  In accordance with Section 11.1, the Company shall maintain adequate books and records.

SECTION 5.4

Non-competition and Opportunities.  Each Member hereby warrants, covenants and agrees that, during the period commencing on the Effective Date and terminating on the second anniversary of the date such Member ceases to be a Member, such Member and its Affiliates shall not, directly or indirectly through its Affiliates, engage in or possess, directly or indirectly, any interest in any Person (other than by reason of holding shares for investment purposes in a company whose shares are traded on a recognized stock exchange) directly or indirectly engaged in any business or activity competitive with the business and activities of the Company as set out in Section 1.3, unless such business or activity has been expressly approved by a Supermajority of the Members.  Each Member hereby acknowledges and confirms that it and its Affiliates are each obligated to offer to the Company opportunities that come to their attention that relate to the Company’s business.

SECTION 5.5

Representations and Warranties of Members.  Each Member, and in the case of a Member who is a Person other than an individual, the Person(s) executing this Agreement on behalf of such Member, hereby represents and warrants to the Company and each other Member:  (a) that if that Member is a Person other than an individual, it is duly organized, validly existing and in good standing under the law of its state of organization; (b) the Member has full power and authority to execute and agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (c) the Member has duly executed and delivered this Agreement; (d) the Member’s authorization, execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound; (e) that the Member is acquiring its Interest for the Member’s own account as an investment and without an intent to distribute the Interest; and (f) that the Member acknowledges that the Interests may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.  The inclusion of the foregoing does not constitute an acknowledgment that an Interest is a security under applicable law, and the Company reserves the right to contest whether an Interest in the Company constitutes a security.

SECTION 5.6

Indemnification for Breach.  Each Member shall and does hereby agree to indemnify and hold harmless the Company and the other Members from any and all liabilities, losses, costs, damages or expenses (including, without limitation, the costs of litigation and reasonable attorneys’ fees) arising out of, resulting from, or in any way related to the misrepresentation or breach of any representation or warranty on the part of such Member and such Member’s breach of any other provision of this Agreement.  All such losses, costs, liabilities, damages and expenses sustained by the Company (including any reasonable attorneys’ fees incurred in seeking legal redress for such losses, etc.) or any other Member arising out of any willful breach of this Agreement by such Member may be offset against distributions (interim and liquidation) or payments otherwise due to such Member.

SECTION 5.7

No Required Meetings.  The Members may but shall not be required to hold any annual, periodic or other formal meetings other than the minimum prescribed by law.  Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of Members called pursuant to the procedures in the following Section 5.8 or may be given in accordance with the procedure prescribed in Section 5.9 for written consent to action in lieu of actual meetings.

SECTION 5.8

Meetings of the Members.

(a)

Meetings. Meetings of all the Members or a specified class of Members may be called by the Directors or 10% in Interest of all the Members or the particular group of Members, and shall be called by the Directors if so required under applicable law, by notice to all the other Members or the other Members of the particular group of Members, as the case may be.

(b)

Place of Meetings. The Members may agree upon any place, either within or outside the Republic of Singapore, as the place of meeting for any meeting of the Members, and in the absence of any agreement, shall be held in Singapore.

(c)

Notice of Meetings. Any notice regarding a meeting shall be in writing and shall set forth the date and time of the meeting, the nature of the business to be transacted, and, unless the meeting is a conference call meeting, the place of the meeting.  Unless otherwise required under applicable law or agreed by all of the Members, notice of any meeting shall be given pursuant to Section 12.1 below to the Members not less than fourteen (14) days nor more than thirty (30) days prior to the meeting.

(d)

Record Date.  For the purpose of determining the Members entitled to receive notice of, or to vote at, any meeting of the Members or any adjournment thereof or entitled to take any other action (including action authorized by the following Section 5.9), the Person(s) requesting such meeting or seeking such action may fix, in advance, a date as the record date for any such determination of Members.  Such date shall not be more than two (2) days prior to any such meeting or action.

(e)

Voting.  Except as otherwise expressly provided in this Agreement, the vote, consent, approval or ratification of a Supermajority in Interest of the Members or a specified group of Members shall be required in order to constitute Member action.

(f)

Proxies.  At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney in fact.  Such proxy shall be filed with a Member attending the meeting before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

(g)

Manner of Meetings.  Members may participate in a meeting by any communication by means of which all participating Members can hear and speak to each other during the meeting.  A Member participating in a meeting is deemed to be present in person at the meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  A meeting of the Members may be held via conference call with no physical location designated as the place of the meeting.  The Directors or the Members calling a conference call meeting shall be responsible for arranging the conference call and shall specify in the notice of the conference call meeting the method by which the Members can participate in the conference call.  At the beginning of any meeting of Members, the Members shall elect by a majority in Interest of those Members present a Member to preside over the meeting, and the meeting shall be conducted pursuant to the Robert’s Rules of Order.  The presiding Member shall cause a record to be kept of the meeting, which shall be filed with the Company’s permanent records.

(h)

Waiver.  Notice of any meeting of the Members or a specified group of Members shall be deemed to have been waived by attendance at the meeting, unless the Member attends the meeting solely for the purpose of objecting to notice and so objects at the beginning of the meeting.

SECTION 5.1

Written Consent to Action in Lieu of Actual Meetings.  Any action that is permitted or required to be taken by the Members or a specified group of Members, including any amendment to the Articles or to this Agreement, may be taken or ratified by written consent setting forth the specific action to be taken, which written consent is (a) delivered to the Members entitled to take such action in the manner provided in Section 12.1, and (b) signed within thirty (30) days of being sent by that number of Members holding the number of votes required in order to take the specified action.

ARTICLE 6
BOARD OF DIRECTORS

SECTION 6.1

Board of Directors.  A Board of Directors made up of individuals selected by the Members indicated in Exhibit B shall have the authority to make any decision that is made by the Company.  Each Member shall have the right to appoint such number of persons to the Board of Directors in proportion to its Interest and where such number is a fraction, that number shall be rounded up or down as the case may be to the nearest whole number .  The composition of the initial Board shall be three (3) members, two (2) of whom are selected by AGPL, and one (1) of whom is selected by CCTI.  Upon the commissioning of the Company’s first pilot plant, the number of Directors shall be increased to five (5) members, of whom three (3) members shall be nominated by AGPL and two (2) members nominated by CCTI.  All decisions of the Board of Directors shall require a Supermajority.  Supermajority decisions require 75% of the votes (rounded upwards to the nearest whole number) cast by the Directors present at the meeting.  Members may designate alternate directors. Approval of the Business Plan, by unanimous vote of the full Board, is a primary responsibility of the Board of Directors.

SECTION 6.2

Board Meetings

(a)

Board meetings shall, as far as practicable, be held regularly. Unless otherwise agreed between the Members, there shall be at least one Board meeting every [six (6)] months of a calendar year.

(b)

Unless otherwise agreed to by all the Directors, at least seven (7) days' prior written notice shall be given for all Board meetings and for all adjournments thereof. No business shall be transacted at any Board meeting unless a quorum is present throughout the meeting. Each notice of a Board meeting shall contain an agenda of the business to be discussed at such meeting.

(c)

So long as the Board shall consist of no more than three (3) directors, the quorum for all Board meetings shall be all the incumbent Directors or their respective alternates, all of whom must be present throughout the meeting.  After the Board size increases to five (5) Directors, the quorum for all Board meetings shall be two (2) Directors, one of whom is nominated by AGPL and the other by CCTI, or their respective alternates, both of whom must be present throughout the meeting.

(d)

In the event that a quorum is not present at a Board meeting within 30 minutes from the time appointed for such a meeting, then the meeting shall be adjourned to the same day at the same time in the following week or to such other day and other time and place as may be determined by the Directors present at the original meeting. In the event that a quorum is not present at the adjourned Board meeting within 30 minutes from the time appointed for such adjourned meeting, no further action shall be taken by any Director in respect of the agenda that has been tabled.

(e)

A Board meeting at which a quorum is present shall be able to exercise all the powers and discretion for the time being exercisable by the Directors.

(f)

Notwithstanding the foregoing, the following matters (“Board Reserved Matters”) shall at all times require the unanimous votes of all the Directors (whether at meetings or by way of resolutions in writing):

(i)

the issue, creation, allotment, redemption or purchase of or grant of options over or right to subscribe to or otherwise acquire any Shares or loan capital of the Company;

(ii)

the approval of the Company’s annual audited financial statements;

(iii)

except provided for in an annual budget, the formation of any subsidiary or acquisition of shares in any other company;

(iv)

the declaration or payment of dividends or other distributions;

(v)

the entering into of any agreement or arrangement of a nature between the Company and any of the Members, the Related Parties of the Members or Directors otherwise than: (1) as set out or contemplated in this Agreement; (2) pursuant to a private tender with the participation of third parties; or (3) where three or more quotations have been obtained;

(vi)

the borrowing of monies of any amount or the issuance of any guarantee;

(vii)

the incurrence of any capital expenditure;

(viii)

the creation by the Company of any charge, lien or other encumbrances over the Company’s assets other than that arising by operation of law;

(ix)

the entering into, amending and terminating of material agreements involving amounts of or assets valued, in excess of S$25,000;

(x)

the approval or amendment of the Company’s annual budget, development budget and business plan;

(xi)

the full or partial repayment of any loan granted by a Member or its Related Party to the Company or its Subsidiaries.

(a)

Subject to the quorum requirements set out in this Agreement, the meetings of the Board may be conducted by means of telephone or audio-visual conferencing or other methods of simultaneous communication by electronic, telegraphic or other means by which all persons participating in the meeting are able to hear and be heard at all times by all other participants without the need for a Director to be in the physical presence of the other Directors, and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Directors participating in any such meeting for the entire duration of the meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum at all times during such meeting, all resolutions agreed by the Directors at such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. The minutes of such a meeting signed by the Chairman shall be conclusive evidence of any resolution passed at such a meeting. A meeting conducted by the aforesaid means is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one (1) of the Directors participating in the meeting was at that place for the duration of the meeting.

(b)

Subject to (g) above, a resolution in writing signed by all the Directors for the time being shall be valid and effectual as if it had been a resolution passed at a meeting of the Board duly convened and held. Any such resolution may consist of several documents in like form, each signed by one (1) or more Directors or, as the case may be, their alternates. For the purpose of clause, "in writing" and "signed" includes (without limitation to) approval by way of an executed resolution transmitted by fax or electronic mail (in which case the executed resolution must be scanned in a commonly used format such as jpg or pdf).

(c)

The Board of Directors may appoint executive or managerial staff at its discretion on such terms as the Board may decide.

ARTICLE 7

DEADLOCK

In the event of a deadlock on any of the resolutions of the Members or any Board resolutions, or arising out of a failure to form a quorum for a meeting of the Board of Directors, the meeting at which such resolution is tabled shall be adjourned for seven (7) days (or such other number of days as the Members may agree) during which the Members shall use their best endeavours to seek to resolve the deadlock.   If the Members are unable to resolve the deadlock at the adjourned meeting, the respective Chief Executive Officers (or such other person of sufficient authority) of the Members shall confer together to find an amicable solution within thirty (30) days (or such other number of days as the Members may agree) after the adjourned meeting. If an amicable solution cannot be reached within the specified period, the subject matter of the deadlock shall not be proceeded with, unless it prevents the Company from continuing to carry on its business, in which case the matter shall be finally resolved in accordance with Section 12.6.

ARTICLE 8
TRANSFER OF INTERESTS

SECTION 8.1

In General.  Except as otherwise set forth in this Article no Member shall Transfer all or any portion of its Interest without the prior written consent of all of the Members, which consent may be given or withheld in the sole discretion of each Member.  Any Transfer which does not comply with the provisions of this Article shall be void.

SECTION 8.2

Optional Purchases of Interests.

(a)

Grant of Option.  Upon the occurrence of an Optional Purchase Event with respect to a Member, the other Members shall have the option to purchase all, or any portion, of their pro-rated share of such Member’s Interest pursuant to the terms and conditions set forth in this Agreement.

Upon the occurrence of an Optional Purchase Event, the Member with respect to whom the Optional Purchase Event has occurred shall immediately give written notice to the Company and to the Members, which notice shall describe the Optional Purchase Event.  If the Member with respect to whom the Optional Purchase Event has occurred does not provide such notice and a Member knows of the occurrence of such Optional Purchase Event, such Member may send written notice of the Optional Purchase Event to the Company and to the Member with respect to whom the Optional Purchase Event has occurred.

(b)

Optional Purchase Events.  For purposes of this Agreement, the term “Optional Purchase Event” shall mean the following:

(i)

A violation of Section 5.4 of this Joint Venture Agreement.

(a)

Purchase Price for Optional Purchase Events.  The successive options under this Section 8.2 shall be for a purchase price equal to (i) the fair market value of such Interest as of the last day of the calendar month immediately prior to the occurrence of the Optional Purchase Event (the “Valuation Date”), plus (ii) interest at the Prime Rate on the amount determined under clause (i) from the Valuation Date to the closing date, compounded monthly, reduced by (iii) any distributions with respect to such Interest from the Valuation Date through the closing.  For purposes of determining the purchase price, the fair market value of an Interest shall take into account all applicable minority, lack of marketability and other similar type discounts, including, but not limited to, those related to undivided interests in real estate, voting versus non-voting interests, blockage, key-person, or portfolio issues.  The selling Member and the Company (acting on behalf of all Persons who have options to purchase hereunder) shall attempt in good faith to agree on the fair market value of the Interest.  If they are unable to agree, in writing, on the fair market value of the Interest within thirty (30) days following the exercise of the options to purchase granted in this Section, either the selling Member or the Company may by notice to the other commence the Appraisal Process described in the Appraisal Exhibit.

(b)

Exercise of Options.  Upon the occurrence of an Optional Purchase Event with respect to a Member, the Company shall provide written notice of exercise of the option to the selling Member and to all Members within thirty (30) days following the written notice to the Members of the occurrence of the Optional Purchase Event specifying whether or not the Company is exercising its option to purchase all or any portion of the Interest pursuant to this Section.  If the Company does not exercise its option to purchase all of the Interest under Subsection (a), then all of the other Members shall have the option to purchase the Interest not purchased by the Company on the same terms as the Company in proportion to their Percentage Interests or in such other proportions as they may agree by providing written notice of exercise of the option to the selling Member, to the Company and to all other Members within thirty (30) days following the Company’s notice of non-exercise.  If any Member elects not to exercise its option, then those Members who do exercise their options shall have the option to acquire the Interest that could have been acquired by the non-exercising Members in proportion to the Percentage Interests held by the exercising Members or in such other proportions as they may agree by providing written notice of exercise of the option to the selling Member, to the Company and to all other Members within fifteen (15) days following the end of the option period for all Members.

(c)

Waiver of Options.  Any party with an option to purchase an Interest pursuant to this Article may waive its option at any time prior to the exercise of such option by notice of such waiver to the owner of the Interest, the Company and all Members.  A failure by any party to give any notice under this Section within the applicable period shall be deemed to be a notice of non-exercise by such party.

(d)

Failure to Close.  The exercise of an option as provided in this Section shall create a legally binding obligation to buy and sell the Interest and take all necessary actions as provided in this Section and Section 8.3.  If any Member exercises an option hereunder, but fails to tender the required consideration at the closing, the transferring Member shall have all rights and remedies against the exercising Members available for breach of contract.  In addition, if a Member becomes obligated hereunder to sell all or any portion of an Interest to any other Member and such selling Member fails to comply with its obligations hereunder, the purchasing Member may, at its option, in addition to all other remedies they may have, deliver to the Company the purchase price for such Interest as herein calculated.  Thereupon, the Company, upon written notice to the selling Member, shall (i) make commercially reasonable efforts to deliver such purchase price to such selling Member, and (ii) make appropriate notation on its books and records denoting ownership of such Interest by the purchasing Member, as the case may be, and thereupon all of such selling Member's rights in and to such Interest shall terminate.

Section 8.3

Closing of Purchase of Interest; Payment of Purchase Price.  The closing of the purchase of any Interest pursuant to Section 8.3 shall occur at the offices of the Company within thirty (30) days after (a) the expiration of the last option as set forth in the preceding Section, or (b) if the Appraisal Process is properly invoked, the conclusion of the Appraisal Process or at such other time and place as the parties to the transaction may agree; provided, however, if such sale shall be subject to any prior approval or other consent required by applicable law, the time period during which the closing of such sale may occur shall be extended until the expiration of ten (10) days after all such approvals and consents shall have been granted.  Each party to such sale shall use commercially reasonable efforts to obtain all such approvals and consents.  At the closing, the selling Member shall deliver to the purchaser(s) of the Interest an executed instrument of transfer of the Shares representing the subject Interest satisfactory in form to counsel for the Company, and the purchaser(s) shall deliver to the owner of the Interest the purchase price.  The Interest so purchased shall be free and clear of all liens, claims and encumbrances (other than restrictions imposed pursuant to applicable Federal and state securities laws and this Agreement) and the selling Member shall so represent and warrant, and further represent and warrant that it is the record and beneficial owner of such Interest.  Any and all amounts, whether or not currently due, owed by the selling Member to the purchaser(s) may be offset against such purchaser(s) purchase price for the selling Member's Interest.  Any portion of the purchase price remaining after the offset described in the previous sentence shall be delivered at closing as follows: (i) 10% in cash or same day funds, and (ii) the balance represented by the separate promissory notes of each purchaser payable in equal annual installments over a period of five (5) years, with interest at the Prime Rate (but in no event less than the applicable Federal rate required pursuant to Section 1274 of the Code) on the date of the exercise of the option.   The maker of the promissory note shall have the right to prepay, at any time, from time to time and without premium or penalty, all or any part of the principal balance remaining unpaid; and any such prepayment shall be applied first to accrued but unpaid interest and then to installments of principal in their inverse order of maturity.  The promissory note shall provide for acceleration of the unpaid balance thereof upon default in the payment of any installment.  Each purchasing Member’s separate promissory note shall be a personal obligation of such Member and shall be secured by a pledge of such Member’s entire Interest in the Company.  Notwithstanding anything herein to the contrary, if the purchase results from the death of a Member , so much of the proceeds actually received by the purchaser(s) from any life insurance policy or policies on the life of the deceased Member as shall not, in the aggregate, exceed the purchase price after any offset, shall be paid to the selling Member in cash at closing; provided, however, that if such proceeds are received after the date of closing, the insurance proceeds shall be paid as soon as reasonably practicable after the receipt thereof.  The purchaser(s) may retain any insurance proceeds in excess of the purchase price.  Further, if the selling Member or any of its Related Party has personally guaranteed payment of any debt, obligation or liability of the Company, then the purchaser(s) of the Interest shall make commercially reasonable efforts to have such selling Member (or his estate or successor(s)) and any such Related Party released from such guarantee.  If the lender or creditor refuses to release such selling Member (or his estate or successor(s)) and/or any such Related Party from such guarantee, then the purchasing Member(s) shall in writing, jointly and severally, indemnify and hold harmless such selling Member (or his estate, as the case may be) and/or any such Related Party from payment of said debt, obligation or liability.

ARTICLE 9
RIGHTS OF MEMBERS

SECTION 9.1

Rights. No person shall exercise any rights of a Member until his name shall have been entered in the register of Members and he shall have paid all calls and other moneys for the time being due and payable on any Interest by him.  Except as required by law, the Company shall not be bound by or recognize any contingent, future, partial or equitable interest in the nature of a trust or otherwise in any Interest, except an absolute right thereto in the person for the time being registered as the owner thereof.

SECTION 9.2

Cessation.  A Person who is a Member shall cease to be a Member only when his name is removed from the register of Members as approved by the Directors and subject to any applicable requirement under law.

SECTION 9.3

Deceased Members. Subject to any conditions as the Board of Directors may impose, any Interest of a deceased Member may be transferred by his personal representatives to any widow, widower, child or parent, brother or sister of such deceased Member, and Interests standing in the name of the trustees of any deceased Member may be transferred upon any change of trustees to the trustees for the time being of such will.

ARTICLE 10
DISSOLUTION WINDING UP AND LIQUIDATING DISTRIBUTIONS

SECTION 10.1

Dissolution Events.  The Members shall procure that the Company be wound up upon the first to occur of any of the following events:

(a)

The expiration of the term of the Company as set forth in its Articles, as such Articles may be amended from time to time.

(b)

The written consent of all of the Members.

(c)

The sale, disposition or abandonment of all or substantially all of the Company’s assets.

(d)

An event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within ninety (90) days after notice to the Company of the event is effective retroactively to the date of the event.

(e)

The entry of a decree of judicial dissolution of the Company or the administrative dissolution of the Company under applicable Republic of Singapore law.

SECTION 10.1

Winding Up.  Upon the dissolution of the Company, a liquidating trustee appointed by a majority in Interest of the Members, shall proceed to wind up the affairs of the Company as provided in this Agreement.  Upon the winding up of the Company, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution.  The costs of the liquidation shall be borne as an expense of the Company.

SECTION 10.2

Liquidating Distributions.  The Company’s assets and proceeds from the disposition of the Company’s assets shall, subject to applicable laws, be distributed in the following order:

(a)

First, to the Company’s creditors, including Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, in satisfaction of liabilities of the Company, including establishing such reserves as may be reasonably necessary to provide for contingent and other liabilities of the Company;

(b)

Next, to the Members who are creditors whose claims are not satisfied by distributions pursuant to the preceding subsection;

(c)

Next, to the Members in the order and priority set forth in Section 3.2.

Distributions pursuant to Subsection (c) shall be made by the end of the taxable year in which the Company liquidates) or, if later, within 90 days following such liquidation.

ARTICLE 11
BOOKS AND RECORDS; TAX MATTERS

SECTION 11.1

Books and Records.  The Company shall keep adequate books and records at its registered office or such other place as the Directors shall decide, which shall set forth an accurate account of all transactions of the Company, including the Agreed Value of property contributed or to be contributed to the capital of the Company.  Any Member or its designated representative shall have the right, during normal business hours, to have access to and inspect and copy, at its expense, the contents of such books or records.

SECTION 11.2

Bank and Financial Accounts.  All funds of the Company are to be deposited in the Company’s name in such bank accounts or investment accounts as may be determined by the Board of Directors and shall be withdrawn on the signature of such persons designated by the Board of Directors.

SECTION 11.3

Taxable Year; Accounting Methods; Annual Financial Statements.  The Company's taxable year shall be 1 January to 31 December as prescribed under law.  The Company shall report its income for income tax purposes using the method of accounting as may be selected from time to time by the Board of Directors and permitted by law.  Within a reasonable period after the end of each Fiscal Year, each Member shall be furnished with annual financial statements containing a balance sheet as of the end of such Fiscal Year and income statement for the Fiscal Year then ended, which financial statements, shall be prepared in accordance with generally accepted accounting principles in the Republic of Singapore and also under U.S. GAAP.  The annual financial statements shall be audited by a firm of independent certified public accountants selected by the Members.  The Company shall use its best efforts to provide such financial statements to the Members within one hundred and eighty (180) days after the end of the Fiscal Year.

SECTION 11.4

Tax Returns and Information.  The Board of Directors shall cause the preparation and the timely filing of all applicable tax returns of the Company.  The tax information necessary to enable each Member to prepare its local and foreign income tax returns shall be delivered to each Member within a reasonable period after the end of each Fiscal Year.

SECTION 11.5

Profits Interest Safe Harbor.  With regard to Members who file U.S. taxes, the Company and each current and future Member hereby agree, pursuant to Internal Revenue Service Proposed Regulations § 1.83-3(e), Internal Revenue Service Notice 2005-43, and all final or successor regulations, revenue procedures and similar authority, that (i) the Company is authorized and directed to elect the safe harbor under which the fair market value of an Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that Interest for transfers on or after the date such regulations become final, and (ii) the Company and each Member, including any person to whom an Interest is transferred in connection with the performance of services, agree to comply with all requirements of the safe harbor with respect to all Interests transferred in connection with the performance of services while the election remains effective.  The Company shall prepare and execute such documents and retain such records as are required by the final regulations.  In the discretion of the Board of Directors, the Company may at any time revoke such safe harbor election in such manner as the final regulations provide.

ARTICLE 12
MISCELLANEOUS

SECTION 12.1

Notices.  Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by regular, registered or certified United States mail, or by facsimile transmission or by private mail or courier service, addressed as follows:  if to the Company, to its registered office address, or to such other address as may be specified from time to time by notice to the Members; if to a Member, to the address set forth on the Information Exhibit attached hereto, or to such other address as the Member may specify from time to time by notice to the Member.  Any such notice shall be deemed to be delivered, given, and received for all purposes (i) as of the date of actual receipt if delivered personally or if sent by regular mail, facsimile transmission or by private mail or courier service, or (ii) two business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of mail, if sent by registered or certified mail, postage and charges prepaid, return receipt requested.

SECTION 12.2

Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

SECTION 12.3

Construction.  Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party to this Agreement.  No provision of this Agreement is to be interpreted as a penalty upon, or forfeiture by, any party to this Agreement.  The parties acknowledge that each party to this Agreement has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than another.

SECTION 12.4

Entire Agreement; No Oral Joint Venture Agreements; Amendments to the Joint Venture Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the affairs of the Company and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written.  The Company shall have no oral joint venture agreements.  Except as otherwise provided in this Agreement, this Agreement may be amended only by a written amendment that receives the vote of the Members holding sufficient interests to carry the vote.  Any written amendment that receives such a vote need not be signed by all Members to be effective, but shall be effective in accordance with its terms and shall be binding upon all Members.  Notwithstanding the foregoing provisions of this Section 12.4, no amendment shall be made to a provision herein which requires the unanimous vote, approval or consent of the Members, unless the Members unanimously approve such amendment.

SECTION 12.5

Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company, provided that nothing herein shall prejudice the rights of any Member who is also a creditor of the Company to enforce the provisions of this Agreement.

SECTION 12.6

Arbitration.  ANY DISPUTE, CONTROVERSY OR CLAIM, INCLUDING WITHOUT LIMITATION ANY DISPUTES FOR WHICH A DERIVATIVE SUIT COULD OTHERWISE BE BROUGHT, ARISING OUT OF OR IN CONNECTION WITH, OR RELATING TO, THIS AGREEMENT OR ANY BREACH OR ALLEGED BREACH HEREOF SHALL, UPON THE REQUEST OF ANY PARTY INVOLVED, BE SUBMITTED TO, AND SETTLED BY, ARBITRATION IN THE REPUBLIC OF SINGAPORE, PURSUANT TO THE COMMERCIAL ARBITRATION RULES THEN IN EFFECT (OR AT ANY TIME OR AT ANY OTHER PLACE OR UNDER ANY OTHER FORM OF ARBITRATION MUTUALLY ACCEPTABLE TO THE PARTIES SO INVOLVED).  ANY AWARD RENDERED SHALL BE FINAL AND CONCLUSIVE UPON THE PARTIES AND A JUDGMENT THEREON MAY BE ENTERED IN THE HIGHEST COURT OF THE FORUM HAVING JURISDICTION.  THE EXPENSES OF THE ARBITRATION SHALL BE BORNE EQUALLY BY THE PARTIES TO THE ARBITRATION, PROVIDED THAT EACH PARTY SHALL PAY FOR AND BEAR THE COST OF ITS OWN EXPERTS, EVIDENCE AND COUNSEL FEES, EXCEPT THAT IN THE DISCRETION OF THE ARBITRATOR, ANY AWARD MAY INCLUDE THE COST OF A PREVAILING PARTY’S REASONABLE ATTORNEY’S FEES AND COSTS.  NOTWITHSTANDING THE FORGOING, ANY MEMBER AND/OR THE COMPANY MAY PETITION THE COMPETENT COURT FOR INTERIM EQUITABLE RELIEF TO PRESERVE THE ASSETS OF THE COMPANY PENDING ANY ARBITRATION PROCEEDINGS.

SECTION 12.7

Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

SECTION 12.8

Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

SECTION 12.9

Additional Documents.  Each Member, upon the request of the Company, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

SECTION 12.10

Variation of Pronouns.  All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons indicated thereby may require.

SECTION 12.11

Governing Law; Consent to Jurisdiction.  The laws of the REPUBLIC OF SINGAPORE shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the Company and the limited liability of the Members.  Each party to this Agreement hereby irrevocably consents to the personal jurisdiction of the courts sitting in the REPUBLIC OF SINGAPORE with respect to the enforcement of an arbitrator’s ruling or emergency judicial relief.

SECTION 12.12

Waiver of Action for Partition.  Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

SECTION 12.13

Counterpart Execution; Facsimile Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  Such executions may be transmitted to the Company and/or the other Members by facsimile, and such facsimile execution shall have the full force and effect of an original signature.  All fully executed counterparts hereof, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

SECTION 12.14

Company Property.  The title to all real or personal property (or interests therein) now or hereafter acquired by the Company shall be held by and vested in the Company, and not by or in any Member, individually.

SECTION 12.15

Time of the Essence.  Time is of the essence with respect to each and every term and provision of this Agreement.

SECTION 12.16

Waivers.  No consent or waiver, express or implied, by any party with respect to any breach or default in the performance by any other party of its obligations hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder, and any failure on the part of any party to complain regarding any act of any other party which constitutes a breach of such other party’s obligations hereunder or to declare any such other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

SECTION 12.17

Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies.  Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

SECTION 12.18 Disclosure.  The parties all acknowledge that each has had the opportunity to seek the advice of independent counsel and that each party has either consulted counsel or their own election and/or have chosen not to do so.  Each party further acknowledges that they understand the provisions of this Agreement and that they have entered into it freely and voluntarily without duress or coercion.

SECTION 12.19 Exhibits.  The Exhibits to this Agreement, each of which is incorporated by reference, are:

EXHIBIT A:

Information Exhibit.

EXHIBIT B:

Glossary of Terms.

EXHIBIT C:

Appraisal Exhibit.

EXHIBIT D:

Technology License Agreement.

SECTION 12.20 Exclusion of third-party rights.  A person who is not party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

IN WITNESS WHEREOF, the Members and the Company have executed this Agreement the day and year indicated on the following execution page, to be effective as of the Effective Date.

[EXECUTIONS APPEAR ON FOLLOWING PAGE(S)]

EXECUTION PAGE

TO THE

JOINT VENTURE AGREEMENT

IN RESPECT OF

GOOD COAL PTE. LTD.

A Private Company Limited by Shares incorporated in the Republic of Singapore

MEMBERS:

May 31, 2012

/s/Robin Eves

Date Executed

Clean Coal Technologies, Inc.

By: Robin T. Eves, President and CEO

June 5, 2012

/s/Hanumanth Bhounsle

Date Executed

AGPL Investments Pte. Ltd.

By: Hanumanth Rao Bhounsle, Director

EXHIBIT A

TO THE

JOINT VENTURE AGREEMENT

IN RESPECT OF

GOOD COAL PTE. LTD.

A Private Company Limited by Shares

Incorporated in the Republic of Singapore

INFORMATION EXHIBIT

	(1)	(2)	(3)	(4)
Member Name	ID No.	Initial Capital Contribution	Initial Voting Rights Interest	Initial Percentage Interest
Clean Coal Technologies, Inc.	Taxpayer ID No.: 26-1079442	US$450	45%	45%
AGPL Investments Pte. Ltd.	Unique Entity No.: 201210941C	US$550	55%	55%
Total		US$1000	100%	100%

Address for Notices:

Clean Coal Technologies, Inc.

295 Madison Avenue, 12th Floor

New York, N.Y. 10017

Attention: Mr. Robin T. Eves, President & CEO

AGPL Investments Pte. Ltd.

7500A Beach Road, #11-303, The Plaza

Singapore 199591

Attention:  Mr. K. Narayanan

EXHIBIT B

TO THE

JOINT VENTURE AGREEMENT

IN RESPECT OF

GOOD COAL PTE. LTD.

A Private Company Limited by Shares

Incorporated in the Republic of Singapore

GLOSSARY OF TERMS

Many of the capitalized words and phrases used in this Agreement are defined below.  Some defined terms used in this Agreement are applicable to only a particular Section of this Agreement or an Exhibit and are not listed below, but are defined in the Section or Exhibit in which they are used.

"Act" means the Companies Act, Chapter 50, of Singapore

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10 percent or more of any class of outstanding equity interests of such Person or of any Person which such Person directly or indirectly owns or controls 10 percent or more of any class of equity interests, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of 10 percent or more of the equity interests of any Person described in clauses (i) through (iii) of this sentence.

“Agreed Value” shall mean with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

(a)

The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for income tax purposes.

(b)

The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value on the date of its contribution, as agreed to by the contributing Member and the Company.

(c)

The Agreed Value of any noncash asset distributed by the Company to any Member shall be its gross fair market value, as agreed to by all of the Members in writing, as of the date the noncash asset is distributed.

(d)

Unless the Board of Directors determines that making the adjustments under this paragraph (d) are not necessary to preserve the Members' economic interests in the Company, the Agreed Values of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as agreed to by all of the Members in writing, as of the following times:

(i)

the acquisition of an Interest or an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

(ii)

the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of an Interest in the Company;

(iii)

the liquidation of the Company within the meaning of applicable local law

(e)

The Agreed Values of the Company's noncash assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to local law, except that Agreed Values of the Company's noncash assets will not be adjusted under this paragraph (e) to the extent that an adjustment under paragraph (d) of this definition is made in connection with the transaction that would otherwise result in an adjustment under this definition.

(f)

If the Agreed Value of a noncash asset of the Company has been determined or adjusted pursuant to paragraph (b), (d) or (e) of this definition, such Agreed Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses (or items, if any of income, gain, expense, deduction, or loss of the Company to be allocated hereunder that are not included in the computation of Profits and Losses).

If, upon the occurrence of the event described in (c) above or upon the occurrence of one of the events described in (i), (ii), (iii) or (iv) of (d) above all of the Members do not agree in writing on the gross fair market values of the Company’s assets, it shall be deemed that the fair market values of all the Company’s assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

 “Agreement” shall mean this Joint Venture Agreement as amended from time to time.

“Appraisal Process” shall have the meaning set forth in the Appraisal Exhibit.

“Articles” shall mean the Articles of Association of the Company with all amendments thereto, if any.

 “Capital Contribution” shall mean with respect to any Member, the amount of money and the initial Agreed Value of any property (other than money) contributed to the Company with respect to the Interest of such Member.

 “Company” shall mean Good Coal Pte. Ltd., a private company with limited liability incorporated in the Republic of Singapore.

“Default Rate” shall mean a per annum rate of return on a specified principal sum, compounded monthly, equal to the Prime Rate plus 500 basis points.

“Depreciation” shall mean for each Fiscal Year of the Company or other period with respect to a particular asset of the Company, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for income tax purposes with respect to that asset for such Fiscal Year or other period, except that if, as of the beginning of such Fiscal Year or other period, the Agreed Value of the asset differs from its adjusted basis for income tax purposes, Depreciation for that asset will be an amount that bears the same ratio to its Agreed Value at the beginning of such Fiscal Year or other period as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to its adjusted tax basis at the beginning of the Fiscal Year or other period; provided, however, that if the asset’s adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period is zero, Depreciation for that asset shall be determined with reference to its Agreed Value using any reasonable method selected by the Board of Directors.

“Effective Date” shall have the meaning set forth in Section 1.1.

 “Fiscal Year” shall mean, the 12-month period starting on the 1st day of January and ending on the 31st day of December except that in the first year from the Effective Date, that period shall begin from the Effective Date and end on  the 31st day of December 2012.

“Interest” shall mean issued shares (of any class or series) in the share capital of the Company, including Shares.  With respect to any provision of this Agreement requiring the vote, approval, consent or similar action by the Members or a group of Members with respect to any matter, unless otherwise specified, reference to a majority (or a specified percentage) in Interest of the Members or group thereof means Members holding Shares constituting a majority (or specified percentage) of the Shares of the Members or group of Members, determined as the date of such vote, approval, consent or action unless an earlier record date has been established for determining the Members entitled to participate in such action, in which case the determination shall be made as of the earlier record date.

"Interim Loan(s)" shall refer to cash advance(s) made to the Companyby any Member to temporarily make up for any shortfall in providing pro rata share of any capital calls that, by supermajority vote, are agreed to by the board of directors.

“Members” shall refer collectively to the Persons listed on the Information Exhibit as Members and to any other Persons who are admitted to the Company as Members or who become Members under the terms of this Agreement until such Persons have ceased to be Members under the terms of this Agreement.  “Member” means any one of the Members.

“Percentage Interest” shall mean a percentage equal to a fraction the numerator of which shall be the number of Shares  held by such Member and the denominator of which shall be the total number of Shares held by all Members.  The initial Percentage Interests of CCTI and AGPL are as set out in column (4) against their names in Exhibit B.

“Person” shall mean any natural person, partnership, trust, estate, association, Limited Liability Company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

“Prime Rate” as of a particular date shall mean the average of the respective prime rates of interest of JP Morgan Chase & Co. and Citibank (New York) as published by each institution for that date.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with local accounting standards (for this purpose, all items of income, gain, loss or deduction required to be stated separately shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)

Any income of the Company that is exempt from income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)

Any expenditures of the Company not taken into account in computing Profits or Losses, as per local regulation, shall be subtracted from such taxable income or loss;

(c)

If the Agreed Value of any asset of the Company is adjusted under paragraphs (c) or (d) of the definition of “Agreed Value,” then for purposes of computing Profits and Losses for the Fiscal Year of such adjustment, the amount of that adjustment will be taken into account as income, gain, loss or deduction, as the case may be, as if the asset had been sold for an amount equal to its adjusted Agreed Value;

(d)

Gain or loss recognized for income tax purposes from the disposition of LLC assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

(e)

Depreciation shall be used in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing the Company’s taxable income or loss;

(f)

To the extent that local tax code requires an adjustment made to the adjusted tax basis of any of the Company’s assets to be taken into account in determining Capital Account balances as a result of a distribution made other than in liquidation of a Unit Holder’s Interest, the amount of such adjustment shall be treated as a taxable gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits and Losses; and

(g)

Notwithstanding any other provision of this definition, no items of income, gain, expense, deduction or loss that are specifically allocated, are to be taken into account in computing Profits or Losses, but the amounts of those items are to be determined by applying rules comparable to those provided in paragraphs (a) through (f) of this definition.

“Related Party” shall mean (a) with respect to any individual, such individual’s spouse, any descendants (whether natural, adopted or in the process of adoption), any sibling, any ancestor, any trust more than fifty percent (50%) of the beneficial interests in which are owned by such individuals or any of them, and any corporation, association, partnership or limited liability company more than fifty percent (50%) of the equity interests in which are owned by those above described individuals or trusts, (b) with respect to any trust, the owners of the beneficial interests of such trust, and (c) with respect to any corporation, association, partnership or limited liability company, the owners of more than fifty percent (50%) of the outstanding equity interests in such entity.

"Share" means an ordinary share in the issued and paid up capital of the Company;

 “Subsidiary” shall mean any limited liability company, corporation or other entity in which the Company owns greater than fifty percent (50%) of the total combined voting power of all classes of equity interests of such entity.

“Supermajority” shall mean seventy-five percent (75%) in Interest of the Members.

“Transfer” shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of all or any portion of any Interest; provided, however, that the pledge of Interests pursuant to Section 8.3 shall not constitute a Transfer.

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EXHIBIT C

TO THE

JOINT VENTURE AGREEMENT

IN RESPECT OF

GOOD COAL PTE. LTD.

A Private Company Limited by Shares Incorporated in the Republic of Singapore

APPRAISAL EXHIBIT

(a)

Appraisal Process.  If the Members are unable to agree, in writing, on the fair market value of the Interest within the time limits set forth in Article 8 of the Agreement, at any time following the expiration of such time limit either may invoke the process described in this Appraisal Exhibit (the “Appraisal Process”) by sending the notice selecting an appraiser as described in subparagraph (i) below, in which case the determination of fair market value in accordance with this Appraisal Exhibit shall be final and binding on all parties to the Agreement.   All decisions relating to the Appraisal Process shall be made by the Company on behalf of the Members who have exercised their options to purchase; neither the Member whose Interest is being purchased nor the non-exercising Members shall participate in any of the Company's decisions relating to the Appraisal Process.

(i)

First Appraisal.  The written notice invoking the Appraisal Process shall state that the Appraisal Process is being invoked and shall set forth the name and address of the unrelated third party appraiser selected by the party invoking the Appraisal Process.  Any appraiser selected pursuant to this Appraisal Exhibit shall be a Person qualified with respect to determining the fair market value of the Interest or other property that is in question.  The party to the purchase and sale transaction who did not invoke the Appraisal Process shall have ten (10) days following the notice of the selection of the first appraiser to select a second unrelated third party appraiser by sending to the other party written notice setting forth the name and address of the second appraiser.

If a second appraiser is not selected within the 10 day time period, the appraiser selected by the party invoking the Appraisal Process shall prepare his appraisal report and submit it to the owner of the Interest and the Company within sixty (60) days following the notice of his selection as an appraiser, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the amount set forth in the appraiser’s report.

(ii)

Second Appraisal.  If a second appraiser has been selected pursuant to subparagraph (i) above, the two appraisers so selected shall consult with each other in an effort to reach an agreement as to the fair market value.  If the two appraisers shall agree in writing as to the fair market value of the property in question within forty five (45) days following the appointment of the second appraiser, the fair market value of such property shall be the amount to which the appraisers have agreed, and the Appraisal Process shall be concluded.

If the two appraisers are unable to agree as to the fair market value, the two appraisers shall prepare their separate reports and submit them to the Company and the owner of the Interest within sixty (60) days following the appointment of the second appraiser.  If the higher fair market value exceeds the lower fair market value by 20% or less of the lower fair market value the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports.  If the higher fair market value exceeds the lower fair market value by more than 20% of the lower fair market value, the owner of the Interest and the Company shall further attempt to agree as to the fair market value.

(iii)

Third Appraisal.  If the higher fair market value of the two appraisals exceeds the lower fair market value by more than 20% of the lower fair market value and, as of the eleventh (11th) day following the submission of both appraisal reports, neither party has sent written notice calling for a third appraiser, the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports.  If, however, the higher fair market value exceeds the lower fair market value by more than 20% of the lower fair market value and, within ten (10) days following the submission of the first two appraisers’ reports, either party sends written notice to the other calling for a third appraiser, the two previously selected appraisers shall promptly (but in any event within thirty (30) days following the submission of both appraisal reports) select a third appraiser to determine the fair market value of the property in question.  The first two appraisers shall notify the Company, which shall in turn notify the owner of the Interest and all Members, of the name and address of the third appraiser so selected.  Neither the previously selected appraisers, the Member whose Interest is being purchased, the Company, the Members nor any Persons related to any of them shall disclose to the third appraiser the appraisal reports of the first two appraisers or the results of the first two appraisals.  Within thirty (30) days following his appointment, the third appraiser shall submit to the owner of the Interest and the Company his appraisal report, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two appraisals that are closest to each other.

(a)

Costs of Appraisal Process.

(i)

General Rules.  Unless provided otherwise in clause (b)(ii) below, the costs of the Appraisal Process shall be borne equally by the Member whose Interest is being purchased and the Person(s) obligated to purchase the Interest.  If one or more of the Members exercised its option to purchase the Interest, the portion of the costs of the Appraisal Process that are not borne by the owner of the Interest shall be divided among the exercising Members based upon their relative shares of the Interest being purchased.

(ii)

Exception.  Notwithstanding subparagraph (i) above, if a party calls for a third appraiser as provided above and the fair market value of the property in question as determined pursuant to the Appraisal Process is less favorable to that party than if the fair market value was determined by averaging the appraised fair market values as determined by the first two appraisers, the entire costs of the Appraisal Process shall be borne by the party calling for the third appraiser.

EXHIBIT D

TO THE

JOINT VENTURE AGREEMENT

IN RESPECT OF

GOOD COAL PTE. LTD.

A Private Company Limited by Shares

Incorporated in the Republic of Singapore

TECHNOLOGY LICENSE AGREEMENT

[TO BE INSERTED]